HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                            At March 31, 1998
                                                            -----------------

ASSETS
Current Assets:
   Cash                                                        $ 11,883,989
   Accounts Receivable - Net                                     12,148,016
   Unbilled Utility Revenue                                       1,128,296
   Materials & Supplies                                           4,382,377
   Prepaid Expenses                                                 169,266
                                                               ------------
Total Current Assets                                             29,711,944
                                                               ------------

Property, Plant & Equipment                                     242,992,170
   Less:  Reserve for DDA                                        66,437,804
                                                               ------------
                                                                176,554,366
                                                               ------------

Other Assets:                                                    27,807,967
                                                               ------------

Total Assets                                                   $234,074,277
                                                               ============


LIABILITIES AND STOCKHOLDERS EQUITY
Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  4,750           $      4,750
   Paid-in Capital                                               38,245,250
Retained Earnings                                                (8,401,839)
Cumulative Translation Adjustment                                (1,175,307)
                                                               ------------
Total Stockholders Equity                                        28,672,854
                                                               ------------

Long-Term Debt, Net of Current Portion                           63,687,700
Long-Term Debt - Intercompany                                    10,000,000
                                                               ------------
Total Long-Term Debt                                             73,687,700
                                                               ------------

Minority Interest in Foreign Subsidiaries                        34,824,560
                                                               ------------

Current and Accrued Liabilities:
   Notes Payable - Intercompany                                  72,300,000
   Notes Payable to Banks                                         4,435,245
   Current Portion of Long-Term Debt                                473,093
   Accounts Payable                                               5,148,160
   Accounts Payable - Intercompany                                1,920,939
   Federal Income Taxes Payable                                    (128,358)
   Other Accrued Liabilities                                     11,947,038
                                                               ------------
Total Current and Accrued Liabilities                            96,096,117
                                                               ------------

Deferred Credits:
  Accumulated Deferred Income Taxes                                (142,971)
  Other Deferred Credits                                            936,017
                                                               ------------
Total Deferred Credits                                              793,046
                                                               ------------

Total Liabilities and Stockholders Equity                      $234,074,277
                                                               ============